EXHIBIT 23.1

INDEPENDENT AUDITOR CONSENT

CONSENT OF INDEPENDENT AUDITORS

April 10, 2006

We hereby consent to the inclusion in this Registration Statement on Form SB-2, , for High End Ventures, Inc. of our report dated March 31, 2006, relating to financial statements for the period from inception (January 19, 1999) to September 30, 2005.

/S/ Madsen, & Associates